As filed with the U.S. Securities and Exchange Commission on July 14, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLICK HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	7361	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 1709-11, 17/F
Tower 2, The Gateway
Harbour City, Kowloon
Hong Kong
+852 2691 8200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.
Loeb & Loeb LLP
10100 Santa Monica Boulevard
Los Angeles, CA 90067
+1 310-728-5129

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED July 14, 2026

CLICK HOLDINGS LIMITED

4,500,000 Class A Ordinary Shares to be sold by the Selling Shareholder

This prospectus relates to the offer and resale by the Selling Shareholder identified in this prospectus, of up to 4,500,000 Class A Ordinary Shares, of no par value, of Click Holdings Limited. Our Class A Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “CLIK.” On July 8, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$1.39 per share.

The Selling Shareholder is identified in the table commencing on page 30 of this prospectus. The Selling Shareholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices. No underwriter or other person has been engaged to facilitate the sale of the Class A Ordinary Shares in this offering. The Selling Shareholder may be deemed underwriters of the Class A Ordinary Shares that it is offering. We will not receive any of the proceeds from such sales of the Class A Ordinary Shares. We will bear all costs, expenses, and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Shareholder will bear all commissions and discounts, if any, attributable to their sale of Class A Ordinary Shares. See “Plan of Distribution” beginning on page 31.

We are a “controlled company” as defined under the Nasdsaq Listing Rules, because our Controlling Shareholders control approximately 90.78% of the total voting power of our Company. As a result, our Controlling Shareholders can control the outcome of matters submitted to the shareholders for approval. Additionally, we may elect to take advantage of certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders. See “Prospectus Summary — Implications of Being a Controlled Company.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer.”

We are not a Chinese operating company, but an offshore holding company incorporated in the British Virgin Islands. As a holding company with no material operations of our own, we conduct our operations through our operating companies in Hong Kong, JFY Corporate Services Company Limited (“JFY Corporate”), Click Services Limited (“Click Services”) and Care U Professional Nursing Service Limited (“Care U”), respectively. The Company’s ownership interest in JFY Corporate and Click Services is held through intermediate companies in BVI. Investors in our Shares should be aware that they will not be purchasing equity interests in Hong Kong operating companies directly, but rather are purchasing equity solely in our BVI holding company, which indirectly owns equity interests in the operating companies. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of risks facing the Company and the offering as a result of this structure.

Our operations are solely located in Hong Kong, a special administrative region of the People’s Republic of China (“China” or the “PRC”), with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. However, because our operations are primarily located in Hong Kong, we are still subject to certain legal and operational risks associated with our operating subsidiaries, JFY Corporate, Click Services and Care U being based in Hong Kong. Additionally, the legal and operational risks associated with operating in mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to JFY Corporate, Click Services and Care U, given the substantial operations of our operating subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulatory bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiaries’ operations and/or the value of the Shares.”

As of the date of this prospectus, our Company, JFY Corporate, Click Services and Care U are not required to obtain any permissions or approvals from Hong Kong authorities before issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, JFY Corporate, Click Services and Care U do not require any requisite permissions or approvals from the Hong Kong authorities to operate its businesses. All of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

We believe that based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the China Securities Regulatory Commission (the “CSRC”), because (i) we do not have any business operations within the PRC; and (ii) we are not regarded as a Chinese domestic enterprise and do not meet any of the conditions stipulated by the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, governing China-based entities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. No permissions or approvals have been applied for by the Company or denied by any relevant authority. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.”

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect the books of our auditors for two consecutive years. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before our Company’s securities may be prohibited from trading or delisted has been decreased accordingly. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, SFAI Malaysia PLT, is registered with the PCAOB. Our auditor is subject to laws in the United States (“U.S.”) pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection occurring in 2022. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the China Securities Regulatory Commission, or CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. Our auditor, SFAI Malaysia PLT, has no auditor’s work papers in China as of the date of this prospectus. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB indicated it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

We conduct substantially all of our operations in Hong Kong through our Hong Kong subsidiaries, JFY Corporate, Click Services and Care U. Accordingly, substantially all our cash and assets are denominated in HKD. JFY Corporate, Click Services and Care U are our operating subsidiaries located in Hong Kong, and the other subsidiaries, Booming Voice, Diligent Yield, Top Spin and Performance Plus, are intermediate holding companies with no operations of its own. Cash generated from JFY Corporate, Click Services and Care U have not been used to fund the operation of Booming Voice, Diligent Yield, Top Spin and Performance Plus. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the Hong Kong government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries” on page 4 and “Dividend Policy” for further details.”

No dividend was approved and declared for the year ended June 30, 2025 and for the six months ended December 31, 2025. See “Dividend Policy.”

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our operating subsidiaries, JFY Corporate, Click Services and Care U through intermediate holding companies.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

The date of this prospectus is [  ], 2026.

You may lose all of your investment in our Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Shares, we strongly urge you not to purchase any of our Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Shares as further detailed in this prospectus.

We do not recommend that you purchase our Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the human resources and staffing solutions industry, and have received independent professional advice.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we file with the SEC using a continuous offering process. Under this continuous offering process, the Selling Shareholder may, from time to time, offer and sell up to an aggregate of 4,500,000 Class A Ordinary Shares as described in the section titled “Plan of Distribution.”

You should read this prospectus, exhibits filed as part of the registration statement, and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find Additional Information” in this prospectus.

You should rely only on the information contained in this prospectus and any applicable prospectus supplement. Neither we nor the Selling Shareholder has authorized anyone to provide you with different information. Neither we nor the Selling Shareholder are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus and any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus, our business, financial condition, results of operations, and prospects may have changed.

This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“$,” “US$,” or “U.S. dollars” refers to the lawful currency of the United States;

●	“Articles,” or “Articles of Association” are to the second amended and restated articles of association of the Company (as amended from time to time) as adopted by resolution of members on April 14, 2025 and filed on April 23, 2025 and as amended, supplemented and/or otherwise modified from time to time;

●	“BVI” refers to British Virgin Islands;

●	“Booming Voice” refers to Booming Voice Limited, a business company incorporated in the BVI with limited liability, a direct wholly-owned subsidiary of the Company and the direct holding company of JFY Corporate;

●	“Care U” refers to Care U Professional Nursing Service Limited, a company incorporated in Hong Kong with limited liability, and an indirect non-wholly owned operating subsidiary of our Company;

●	“China,” or the “PRC” refers to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Region. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong and the Macay Special Administrative Region;

●	“Click Services” refers to Click Services Limited, a company incorporated in Hong Kong with limited liability, and an indirect wholly-owned operating subsidiary of the Company;

●	“Click Holdings,” “the Company,” or “our Company” refers to Click Holdings Limited, a business company incorporated in the BVI with limited liability under the BCA on January 31, 2024;

●	“BCA” refers to the BVI Business Companies Act (Revised) of the BVI, as amended, supplemented or otherwise modified from time to time;

●	“Class A Ordinary Shares” refers to our Company’s Class A ordinary shares of no par value;

●	“Class B Ordinary Shares” refers to our Company’s Class B ordinary shares of no par value;

●	“Controlling Shareholders” refers to Mr. Chan Chun Sing and his spouse, the ultimate beneficial owners who own 90.78% of the total voting power of our Company;

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●	“CSRC” refers to China Securities Regulatory Commission of the PRC;

●	“Diligent Yield” refers to Diligent Yield Investment Development Limited, a business company incorporated in the BVI, a direct wholly-owned subsidiary of the Company and the direct holding company of Click Services;

●	“Exchange Act” refers to the US Securities Exchange Act of 1934, as amended;

●	“Group,” “our,” “us,” or “we” refers to the Company and its subsidiaries at the relevant time, and where the context so requires, in respect of the period prior to the Company becoming the holding company of its present subsidiaries, such subsidiaries of the Company at the relevant time;

●	“HK$,” “HKD,” or “HK dollars” refers to the lawful currency of Hong Kong;

●	“Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong from time to time;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

●	“JFY Corporate” refers to JFY Corporate Services Company Limited, a company incorporated in Hong Kong with limited liability, and an indirect wholly-owned operating subsidiary of the Company;

●	“mainland China” refers to the mainland of the People’s Republic of China, excluding Hong Kong and the Macau Special Administrative Region;

“Memorandum and Articles of Association” are to the second amended and restated articles of association of the Company (as amended from time to time) as adopted by resolutions of members on April 14, 2025 and filed on April 23, 2025 and as amended, supplemented and/or otherwise modified from time to time

●	“Performance Plus” refers to Performance Plus Enterprises Limited, a business company incorporated in the BVI with limited liability, an indirect non-wholly-owned subsidiary of our Company and the direct holding company of Care U;

●	“Shares,” or “Ordinary Shares” refers to the Class A Ordinary Shares and the Class B Ordinary Shares;

●	“PCAOB” refers to Public Accounting Oversight Board;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended; and

●	“Top Spin” refers to Top Spin Investment Company Limited, a business company incorporated in the BVI with limited liability, a direct wholly-owned subsidiary of our Company and the direct non-wholly owned holding company of Performance Plus.

Click Holdings is a holding company with operations primarily conducted in Hong Kong through its operating subsidiaries JFY Corporate, Click Services and Care U in Hong Kong. The reporting currency of JFY Corporate, Click Services and Care U is HKD. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Assets and liabilities are translated into U.S. dollars at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Unless otherwise noted, all translations from HKD to U.S. dollars and from U.S. dollars to HKD in this prospectus were solely for the convenience of the readers and were calculated at US$1.00 = HKD7.8, with reference to the pegged rate within the band of HKD7.75-HKD7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors.” Unless the context otherwise requires, all references to “Click Holdings,” “we,” “us,” “our,” “the Company” and similar designations refer to Click Holdings Limited, a BVI company, and its wholly-owned subsidiaries.

Overview

We are a fast-growing human resources solutions provider based in Hong Kong, aiming to match our client’s human resources shortfall through our proprietary AI-empowered talent pool by one “click”. Our key businesses primarily include (i) professional solution services; (ii) nursing solution (mainly elderly) services; and (iii) logistics and solution services. We primarily focused on talent sourcing and the provision of temporary and permanent personnel to customers. Our primary market is Hong Kong and our diverse clientele includes accounting and professional firms, Hong Kong listed companies, nursing homes, individual patients, logistics companies and warehouses. We specialize primarily in placing professional accountants and company secretaries, registered nurses and healthcare workers as well as other blue-collar workers, for direct hire and contract staffing roles.

We provide our services to a broad range of customers including Certified Public Accountant firms, charitable organizations, non-governmental organizations, small and medium-sized businesses and Hong Kong listed companies.

Professional solution services

We employed group of qualified accountants and finance experts to provide outsourcing services and consulting services including (i) the secondment of senior executives such as chief financial officers and company secretaries to perform compliance, financial reporting and financial management functions for customers; (ii) the provision of accounting and audit professionals to perform audit work under the instruction of Certified Public Accountant firms; and (iii) the provision of corporate finance experts to assist in drafting of documents including circulars, announcements and others for Hong Kong listed companies and listing documents for private companies planning to go public.

Nursing solution services

We provide talent sourcing services tailored to nursing home clients, addressing the persistent issue of understaffing, particularly concerning positions such as registered nurses and healthcare workers. We provide human resources solutions to social service organizations and nursing homes by matching both temporary and permanent vacancies with candidates in our extensive talent pool. In addition, we also cater to individual clients seeking healthcare professionals and nurses for intensive care and personalized support.

Logistics and other solution services

Logistics companies, warehouses and e-commerce related companies in Hong Kong engage in labor intensive work and have been facing a shortage of blue-collar workers. We provide human resources solutions by matching workers such as packaging staff and movers from our talent pool with both temporary and permanent vacancies offered by our customers. In addition, we also serve companies in the marketing and event management industry by providing short term workers, promoters and/or cashiers for job positions relevant to temporary or short-term events and/or pop up stores.

We cater to a diverse clientele including Certified Public Accountant firms, charitable organizations, non-governmental organizations, small and medium-sized businesses and Hong Kong listed companies. For the years ended December 31, 2022, 2023 and June 30, 2025 and the six months ended December 31, 2025, revenue from top five customers of the Company was approximately 48.4%, 51.6%, 42.2% and 33.0% of the Company’s total revenue.

Due to the nature of our business, we have no major vendors. We rely primarily on individuals registered with us in the talent pool as our vendors. For the years ended December 31, 2022, 2023, June 30, 2025 and the six months ended December 31 2025, we did not have vendors which accounted for more than 10% of our cost of revenue.

On November 22, 2024, our Board of Directors approved the fiscal year change. On December 16, 2024, we announced a change in fiscal year end from December 31 to June 30. The first and second quarters are typically peak seasons for our professional solution services because many of our corporate customers have their fiscal year ending on December 31 and March 31. Keeping this in mind, we have decided to change our fiscal year end from December 31 to June 30. This will enable us to allocate sufficient resources to our professional solution services during the peak seasons of the first and second quarters, while allowing us to concentrate on audit work and strategic planning post-peak seasons.

In April 2025, we completed the acquisition of a prominent nursing care competitor in Hong Kong. Our management viewed the acquisition as a transformative step that, with full ownership, enables us to consolidate operations, align resources, and unlock significant synergies to accelerate our leadership in the nursing care sector.

We achieved significant growth over the year ended June 30, 2025 and the six months ended December 31, 2025 and continued to consolidate our leading position in the human resources solutions market. For the year ended June 30, 2025 and the six months ended December 31, 2025, our Company recorded a total revenue of approximately HK$83.5 million and HK$59.0 million, respectively, marking a notable increase of approximately 89.3% and 57.3% compared to that of approximately HK$44.1 million and HK$37.5 million for year ended December 31, 2023 and for the six months ended December 31, 2024, respectively.

During the year ended June 30, 2025, we completed the acquisition of a prominent nursing care competitor in Hong Kong. Our management viewed the acquisition as a transformative step that, with full ownership, enables us to consolidate operations, align resources, and unlock significant synergies to accelerate our leadership in the nursing care sector. The acquisition further expanded our talent pool of registered professionals, strengthening its ability to meet surging demand for skilled nursing services across Hong Kong and surrounding regions. The integrated operations are also expected to create substantial operational efficiencies and boost overall profitability. Full ownership further enables us to fast-track development in high-growth verticals, including Home Seniors Nursing Services and Smart Home Nursing Solutions — key focus areas in its long-term strategy to deliver scalable, tech-enabled care solutions.

In October 2025, we were successfully accredited as an approved service provider under the Community Care Service Voucher Scheme for the Elderly (CCSV) in Hong Kong. This milestone further strengthens our leading position in delivering high-quality, personalized community care services to eligible elderly individuals under the government’s initiative. The CCSV empowers elderly residents to select services that best suit their needs, promoting aging in place with dignity and independence.

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Our Competitive Strengths

We believe we have the following competitive strengths:

●	Experienced management team;

●	Solid customer base and established reputation;

●	In-house team of skilled accounting and finance experts; and

●	Extensive and diversified talent pool registered with us.

Our Strategies and Future Plans

Our business strategies and future plans for our expansion are as follows:

●	Enhance business operational efficiency;

●	Strengthen brand visibility and expand talent pool;

●	Expansion of in-house team of accounting and finance experts; and

●	Horizontal integration by way of acquisition.

Corporate History and Structure

On October 10, 2024, we completed our initial public offering in which we issued and sold an aggregate of 1,400,000 Shares, at a price of US$4.00 per share, for gross proceeds of approximately US$5.6 million, before deducting commissions, expense allowance and expenses. Our Shares began trading on the Nasdaq Capital Market on October 9, 2024, under the symbol “CLIK”.

On April 3, 2025, we completed a public offering in which we issued and sold an aggregate of 13,800,000 Shares at a price of US$0.6 per share, for gross proceeds of approximately US$8.28 million, before deducting placement agent fees and other offering expenses.

On April 14, 2025, we held a general meeting during which six items of business were acted upon and approved by our Company’s shareholders. Our Company’s shareholders approved, by a resolution of members, to change the maximum number of shares our Company is authorized to issue from 500,000,000 shares of one class of US$0.0001 par value to 500,000,000 shares with no par value each divided into 450,000,000 Class A Ordinary Shares with no par value each; and 50,000,000 Class B Ordinary Shares with no par value each by re-designating and re-classifying. Each Class B Ordinary Share has twenty (20) votes per share, whereas each Class A Ordinary Share has one (1) vote per share. Our Company’s shareholders approved, by a resolution of members, that (a) the consolidation of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares at a ratio of not less than one (1)-for-twenty (20) and not more than one (1)-for-thirty (30), with the exact ratio to be set at a whole number within the range and the exact effective date to be determined by the Board of Directors in its sole discretion within one year after the date of passing of this resolution.

On May 30, 2025, our Company issued 2,682,000 Ordinary Shares to employees at the market price of US$0.532 per share under the 2025 Equity Incentive Plan.

On October 7, 2025, our Company announced the approval of the proposed 1-for-30 share consolidation of the Class A Ordinary Shares and Class B Ordinary Shares of no par value each (the “Share Consolidation”). On October 10, 2025, the Share Consolidation became effective.

On December 15, 2025, our Company filed a registration statement on Form F-1 for the offer and sell from time to time, an aggregate of 2,282460 Class A Ordinary Shares by the selling shareholder named therein.

As of the date of this prospectus, our Company is authorized to issue a maximum of 15,000,000 Class A Ordinary Shares with no par value each; and 1,666,666 Class B Ordinary Shares with no par value each. As of the date of this prospectus, the total number of Ordinary Shares outstanding is 8,563,033, comprising 7,435,986 Class A Ordinary Shares 1,127,047 Class B Ordinary Shares.

The following diagram illustrates our corporate and shareholding structure as of the date of the prospectus:

Click Holdings Limited
(BVI)
100%
100%
100%
Booming Voice Limited
(BVI)
Diligent Yield Investment Development Limited
(BVI)
Top Spin Investment Company Limited
(BVI)
100%
100%
80%
JFY Corporate Services Company Limited
(Hong Kong)
Click Services Limited
(Hong Kong)
Performance Plus Enterprises Limited
(BVI)
100%
Care U Professional Nursing Service Limited
(Hong Kong)

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Transfers of Cash To and From Our Subsidiaries

On December 31, 2023, JFY Corporate paid a dividend of HK$2,500,000 (US$320,513) to Mr. Chan Chun Sing. We may declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors our Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are permitted under the laws of BVI to provide funding to our operating subsidiaries in Hong Kong through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

British Virgin Islands. Subject to the BCA and our Memorandum and Articles of Association, our Board of Directors may authorize and declare a dividend to shareholders at such time and in such amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further BVI statutory restriction on the amount of funds which may be distributed by us as dividends.

Hong Kong. Under Hong Kong law, a Hong Kong company may only make a distribution out of profits available for distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors.

Permission Required from Hong Kong Authorities

Hong Kong is a special administrative region of the PRC, having its own governmental and legal system that is separate from mainland China and, as a result, Hong Kong has its own distinct rules and regulations. Our operating subsidiaries, JFY Corporate, Click Services and Care U are incorporated and operating in Hong Kong. As of the date of this prospectus, we, including JFY Corporate, Click Services and Care U, have received and obtained all requisite licenses, certificates, authorizations, permissions or approvals from relevant Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation and business license, and that we, including JFY Corporate, Click Services and Care U are not required to obtain any permission or approval from Hong Kong authorities to offer the Shares of Click Holdings to foreign investors. However, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including JFY Corporate, Click Services and Care U, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant licenses, certificates, authorizations, permissions or approvals were not required, or (iii) are required to obtain such licenses, certificates, authorizations, permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless. For a more detailed discussion of the risks related to doing business in Hong Kong, see “Risk Factors — Risks Related to Doing Business in Hong Kong” at pages 10 through 18 of this prospectus.

Recent Regulatory Development in the PRC

Our operations are solely located in Hong Kong, a special administrative region of the PRC, with its own governmental and legal system that is independent from mainland China, including having its own distinct laws and regulations. As of the date of this prospectus, we are not subject to the PRC government’s direct influence or discretion over the manner in which we conduct our business activities outside of the PRC. However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. However, because our operations are primarily located in Hong Kong, we are still subject to certain legal and operational risks associated with our operating subsidiaries, JFY Corporate, Click Services and Care U being based in Hong Kong. Additionally, the legal and operational risks associated with operating in mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with interpretation and the application of the complex and evolving PRC laws and regulations and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns would be applicable to JFY Corporate, Click Services and Care U, given the substantial operations of our operating subsidiaries in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. We are also subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

We are aware that recently, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulatory bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operations, their ability to accept foreign investments and the listing of our Class A Ordinary Shares on U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

As of the date of this prospectus, our Company, JFY Corporate, Click Services and Care U are not required to obtain any permissions or approvals from Hong Kong authorities before issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, JFY Corporate, Click Services and Care U do not require any requisite permissions or approvals from the Hong Kong authorities to operate its businesses. All of our Hong Kong subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

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We believe that based on PRC laws and regulations effective as of the date of this prospectus, our operations in Hong Kong and our registered public offering in the United States are not subject to the review nor prior approval of the China Securities Regulatory Commission (the “CSRC”), because (i) we do not have any business operations within the PRC; and (ii) we are not regarded as a Chinese domestic enterprise and do not meet any of the conditions stipulated by the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, governing China-based entities. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. No permissions or approvals have been applied for by the Company or denied by any relevant authority. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC and that we are required to obtain such permissions or approvals, or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or be worthless and even delisting. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment in the future.

Summary of Risk Factors

Investing in our Shares involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Shares. If any of these risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. In such case, the trading price of our Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Doing Business in Hong Kong

For a more detailed discussion of the risks related to doing business in Hong Kong, see the risk factors beginning on page 10 of the prospectus:

●	Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

●	We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries.

●	A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiaries’ business and financial condition.

●	Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiaries’ operations and/or the value of the Shares.

●	It may be difficult for overseas and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

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●	Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiaries’ business operations, this offering and our reputation, and could result in a loss of your investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

●	There are political risks associated with conducting business in Hong Kong.

●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares.

●	The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

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Risks Related to our Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and the trading market. For a more detailed discussion of the risks related to our Class A Ordinary Shares, see the risk factors beginning on page 10 of the prospectus:

●	The price of our Class A Ordinary Shares may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

●	Volatility in our Share price may subject us to securities litigation.

●	If we fail to meet applicable listing requirements, Nasdaq Capital Market may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	We may experience extreme volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

●	Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	Nasdaq Capital Market may apply additional and more stringent criteria for our continued listing because we had a small public offering and our insiders hold a large portion of our listed securities.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

●	Investors may have difficulty enforcing judgments against us, our directors and management.

●	The laws of the British Virgin Islands relating to the protection of the interest of minority shareholders are different from those in the U.S.

●	Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

●	Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital Market listed company.

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●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	We will incur increased costs as a result of being a public company.

●	Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

●	We will incur increased costs after we cease to qualify as an “emerging growth company.”

●	As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	There can be no assurance we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Class A Ordinary Shares.

Implications of the HFCA Act

Our auditor is required by the laws of the U.S. to undergo regular inspections by the PCAOB. Trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2021. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. On June 22, 2021, the U.S. Senate passed the AFHCA Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The auditor of our Company, SFAI Malaysia PLT is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Corporate Information

Our principal executive office is located at Unit 1709-11, 17/F, Tower 2, The Gateway, Harbour City, Kowloon, Hong Kong and our telephone number at this address is +852 2691 8200. Our registered office in the British Virgin Islands is located at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. We maintain a website at www.clicksc.com.hk. We do not incorporate the information on our website into this prospectus and the information contained therein or connected thereto shall not be deemed to be part of this prospectus or the registration statement. Our agent for service of process in the U.S. is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

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Implications of Being a Controlled Company

We are and will continue, following this offering, to be a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption after we complete this offering. If we elected to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors after we complete this offering. See “Risk Factors — Risks Related to Our Class A Ordinary Shares and This Offering — As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.”

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

●	the option to include in this prospectus only two years of audited financial statements and selected financial data and only two years of related disclosure;

●	reduced executive compensation disclosure; and

●	an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) in the assessment of our ICFR.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

●	the last day of our fiscal year during which we have total annual revenue of at least US$1.235 billion;

●	the last day of our fiscal year following the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act;

●	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

●	the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be less than the information you receive from other public companies.

In addition, we are a “foreign private issuer” within the meaning of the rules under the Exchange Act. As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq Capital Market Company Guide that allow us to follow British Virgin Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

●	Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit reporting obligations under Section 16(b) of the Exchange Act. However, pursuant to the Holding Foreign Insiders Accountable Act enacted on December 18, 2025, our directors and officers are subject to the insider reporting obligations under Section 16(a) of the Exchange Act, including the requirement to file Forms 3, 4 and 5, effective March 18, 2026. They will also be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We will file with the SEC, within four months after the end of each fiscal year (or as otherwise required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

●	the majority of our executive officers or directors are U.S. citizens or residents;

●	more than 50% of our assets are located in the U.S.; or

●	our business is administered principally in the U.S.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

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THE OFFERING

Securities that may be offered and sold from time to time by the Selling Shareholder	We are registering for resale by the Selling Shareholder up to 4,500,000 Class A Ordinary Shares

Number of Shares outstanding prior to the offering	8,563,033 Shares comprising 7,435,986 Class A Ordinary Shares and 1,127,047 Class B Ordinary Shares

Number of Shares issued and outstanding after the offering	8,563,033 Shares comprising 7,435,986 Class A Ordinary Shares and 1,127,047 Class B Ordinary Shares

Terms of the offering	The Selling Shareholder will determine when and how they will dispose of the Class A Ordinary Shares registered under this prospectus for resale.

Listing	Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “CLIK”.

Use of proceeds	We will not receive any proceeds from the sale of Class A Ordinary Shares by the Selling Shareholder.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before deciding to invest in our Class A Ordinary Shares.

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RISK FACTORS

Investing in our Shares is highly speculative and involves a significant degree of risk. You should carefully consider the risks set forth in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus, as well as the risk factors described below, together with other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in Hong Kong

Recent joint statement by the SEC and PCAOB, and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 29, 2022. On December 29, 2022, the “Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

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On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward and is already making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December 23, 2022 the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the “Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, SFAI Malaysia PLT, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies traded publicly in the U.S. and a firm registered with the PCAOB, it is subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

11

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries.

Click Holdings is a business company incorporated under the laws of the BVI with limited liability. The majority of our business operations are conducted through our subsidiaries, JFY Corporate, Click Services and Care U, and hence, our revenue and profit are substantially contributed by our Hong Kong subsidiaries. We may consider paying dividends in the near future.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our Hong Kong subsidiaries and its distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiaries to make distributions to us depends upon, among others, their distributable earnings. The amounts of distributions that any of Click Holdings’ subsidiaries declared and made in the past are not indicative of the dividends that we may pay in the future. There is no assurance that we will be able to declare or distribute any dividend in the future.

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiaries’ business and financial condition.

Our Hong Kong operating subsidiaries’ business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong operating subsidiaries.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses, and have a negative impact on our Hong Kong operating subsidiaries’ business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Substantially all of our operations are in Hong Kong. However, due to the long arm provisions under the current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. The enforcement of laws and that rules and regulations in China can change quickly with little advance notice. The Chinese government may intervene or influence our operating subsidiaries’ operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in Hong Kong-based issuers, which could result in a material change in our operating subsidiaries’ operations and/or the value of the Shares.

Our operations are primarily located in Hong Kong so we are subject to the laws, regulations and policies of the Hong Kong government as well as the influence of the PRC government. However, our ability to operate in Hong Kong may be adversely affected by changes in its laws and regulations. As of the date of this prospectus, our current clientele is based in Hong Kong, but we may in the future have clients that are Hong Kong-based public or private entities that may have shareholders or directors who are PRC individuals or entities, certain of whom may be materially adversely affected by changes in relevant laws and regulations. As such, our business operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. As of the date of this prospectus, we do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in China. The PRC government may choose to exercise significant oversight and discretion, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

12

The PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development or public interest before carrying our mergers, restructuring or splits that affect or may affect national security. These statements were recently issued and their official guidance and interpretation remain unclear at this time. While we believe that our Hong Kong operating subsidiaries’ operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Hong Kong operating subsidiaries’ cost of operations.

The Chinese government may intervene or influence our Hong Kong operating subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. For instance, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, are currently required to complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offering or listing applications. Although we believe that we are not regarded as a PRC domestic company because substantially all of our operations are in Hong Kong, it is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to us. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Hong Kong operating subsidiaries’ ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Shares could decrease or become worthless.

It may be difficult for overseas and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the U.S. generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of mutual and practicable cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within mainland China. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within mainland China may further increase difficulties faced by you in protecting your interests.

13

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence in mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

All our operations are currently conducted in Hong Kong. Hong Kong has a legal system separate and apart from mainland China. Our Hong Kong counsel has advised us that the Securities and Futures Commission of Hong Kong (the “SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (the “MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will be maintained, or if it is, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiaries’ business operations, this offering and our reputation, and could result in a loss of your investment in our Class A Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Shares could decline because of such allegations, even if the allegations are false.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

Currently, Hong Kong has a separate legal system from mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, the recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the U.S. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

14

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the PRC, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated the U.S. no longer considers Hong Kong to have significant autonomy from China and at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The U.S. may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China and Hong Kong, which could potentially harm our business.

In July 2021, the then U.S. President Joe Biden warned investors about the risks of doing business in Hong Kong, issuing an advisory saying China’s push to exert more control over Hong Kong threatens the rule of law and endangers employees and data. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that are targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If a competent authority determines that we are in violation of the Hong Kong National Security Law or the HKAA, our business operations could be materially and adversely affected.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities markets and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

15

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 28, 2021, the Cyberspace Administration of China (“CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review; any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As of the date of this prospectus, our clientele is based in Hong Kong. Nonetheless, we may in the future have clients that are Hong Kong-based public or private entities that may have shareholders or directors who are PRC individuals, or PRC individuals or entities. Accordingly, we may collect and store certain data (including certain personal information) concerning such clients in connection with our business and operations and for “Know Your Customers,” or KYC, purposes. However, given that (i) our operations are solely located in Hong Kong; (ii) we currently have no clients that are PRC entities, or individuals; (iii) we have not been engaged in data (including personal information) processing activities (including the collection, storage, use, processing, transmission, provision and disclosure of data from PRC), we currently are not subject to the cybersecurity review nor prior approval of the CAC.

Having said that, these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of JFY Corporate, Click Services and Care U, its abilities to accept foreign investments and the listing of our Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to JFY Corporate, Click Services and Care U, if any of JFY Corporate, Click Services and Care U is deemed to be an “Operator” that are required to file for cybersecurity review before listing in the U.S., or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to JFY Corporate and Click Services, the business operations of JFY Corporate and Click Services and the listing of our Shares in the U.S. could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If JFY Corporate, Click Services and Care U become subject to the CAC or CSRC review, we cannot assure you that they will be able to comply with the regulatory requirements in all respects and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, they may become subject to fines and other penalties which may have a material adverse effect on our business, operations and financial condition and may hinder our ability to offer or continue to offer Shares to investors and cause the value of our Shares to significantly decline or be worthless.

PRC government recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

16

On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, (i) domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offering or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited CFS for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In such circumstances, where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted. We believe given that (i) we do not have any business operations within the PRC; and (ii) we are not regarded as a Chinese domestic enterprise and do not meet any of the conditions stipulated by the Trial Measures, we are not subject to CSRC filing requirement.

If the Chinese government chooses to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert more oversight and control over securities offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to Click Services. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. Further, if we were to become subject to PRC laws and/or authorities we could incur material costs to ensure compliance and experience devaluation of our Ordinary Shares or our Ordinary Shares may be prohibited from trading or may be delisted.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A Ordinary Shares.

Our business is conducted in Hong Kong through our operating subsidiaries, namely JFY Corporate, Click Services and Care U. Our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong. However, the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the U.S. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

17

The enforcement of laws and rules and regulations in China can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties that could limit the availability of legal protections, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares.

Hong Kong is a special administrative region of the PRC. Following British colonial rule from 1842 to1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong special administrative region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition.

Hong Kong continues using the English common law system. On July 14, 2020, the U.S. signed an executive order to end the special status enjoyed by Hong Kong post-1997. In addition, if the PRC attempts to alter its agreement to allow Hong Kong to function autonomously, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the U.S. or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong and all of our assets are located outside the U.S. A majority of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located outside the U.S. in Hong Kong. As such, you may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus. While judgments entered in the U.S. can be enforced in Hong Kong under common law, if you want to enforce a U.S. judgment in Hong Kong, it must be a final judgment, conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not involving taxes, fines, penalties or similar charges. Further, the proceedings in which the judgment was obtained cannot be contrary to natural justice, and the enforcement of the judgment cannot be contrary to Hong Kong public policy. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, should the PRC choose to exercise regulatory control over Hong Kong or otherwise impose PRC laws over Hong Kong, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the British Virgin Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a BVI business company and substantially all of our assets are located outside of the U.S. In addition, all of our current directors and officers are nationals and residents of countries other than the U.S. Substantially all of the assets of these persons are located outside the U.S. and primarily in Hong Kong, where each of our directors are located. David Fong & Co., our counsel as to Hong Kong law, is of the opinion of there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the U.S., as such judgments of U.S. courts will not be directly enforced in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these persons or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. Even if you are successful in bringing an action of this kind, the laws of the BVI may render you unable to enforce a judgment against our assets or the assets of our directors and officers. As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the U.S.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our customers reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect customers’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on customer confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the U.S. or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

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Risks Related to Our Class A Ordinary Shares

The price of our Class A Ordinary Shares price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

The trading price for our Shares may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in results of operations;

●	actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, vendors, acquisitions or expansion plans;

●	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

●	issuance of new or updated research or reports by securities analysts;

●	Share price and volume fluctuations attributable to inconsistent trading volume levels of our Shares;

●	additions or departures of key management or other personnel;

●	our involvement in litigation;

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●	disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

●	announcement or expectation of additional debt or equity financing efforts;

●	sales of our Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

●	the trading volume of our Shares;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets;

●	market conditions in our industry;

●	changes in the estimation of the future size and growth rate of our markets; and

●	general economic, market or political conditions in the U.S. or elsewhere.

These and other market and industry factors may cause the market price and demand for our Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Shares and may otherwise negatively affect the liquidity of our Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Shares, if a market for them develops.

Volatility in our Share price may subject us to securities litigation.

The market for our Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

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If we fail to meet applicable listing requirements, Nasdaq Capital Market may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Although our Class A Ordinary Shares are listed on Nasdaq Capital Market, we cannot assure you we will be able to meet the continued listing standards of Nasdaq Capital Market in the future. If we fail to comply with the applicable listing standards and Nasdaq Capital Market delists our Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Shares;

●	reduced liquidity for our Shares;

●	a determination that our Shares are “penny stock,” which would require brokers trading in our Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq Capital Market, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We may experience extreme volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Our Controlling Shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholders hold approximately 90.78% of the total voting power of our Company. As a result, our Controlling Shareholders will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

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Nasdaq Capital Market may apply additional and more stringent criteria for our continued listing because we had a small public offering and our insiders hold a large portion of our listed securities.

Under Section 101 of the Nasdaq Capital Market Company Guide, Nasdaq Capital Market has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq Capital Market inadvisable or unwarranted in the opinion of Nasdaq Capital Market, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq Capital Market.

Additionally, Nasdaq Capital Market has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq Capital Market was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of our Board of Directors or management. Our initial public offering was relatively small and the insiders of our Company hold a large portion of the company’s listed securities following the offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq Capital Market for our continued listing.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

Click Holdings was incorporated under the laws of the British Virgin Islands and a majority of our directors and officers reside outside the U.S. Moreover, many of these persons do not have significant assets in the U.S. As a result, it may be difficult or impossible to effect service of process within the U.S. upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

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There is uncertainty as to whether the courts of the British Virgin Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain original actions brought in the British Virgin Islands against us or our directors and officers predicated solely upon U.S. federal securities laws. Further, there is no treaty in effect between the U.S. and the British Virgin Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the British Virgin Islands of judgments obtained in the U.S. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the British Virgin Islands courts if contrary to public policy in the British Virgin Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the British Virgin Islands relating to the protection of the interest of minority shareholders are different from those in the U.S.

Our corporate affairs are governed by the Memorandum and Articles of Association, and by the BCA and common law of British Virgin Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under British Virgin Islands law are to a large extent governed by the BCA and the common law of the British Virgin Islands. The common law of the British Virgin Islands is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the British Virgin Islands.

The laws of the British Virgin Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the U.S. and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the U.S. Potential investors should be aware that there is a risk that provisions of the BCA may not offer the same protection as the relevant laws and regulations in the U.S. may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq Capital Market Company Guide will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq Capital Market corporate governance listing standards applicable to a U.S. domestic Nasdaq Capital Market listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq Capital Market Company Guide that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the British Virgin Islands, may differ significantly from corporate governance listing standards. Under the Nasdaq Capital Market Company Guide, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Capital Market corporate governance listing standards applicable to U.S. domestic issuers.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

We will incur increased costs as a result of being a public company.

We will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq Capital Market Company Guide increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s ICFR. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

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We will incur increased costs after we cease to qualify as an “emerging growth company.”

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Our Controlling Shareholders control a majority of the voting power of our issued and outstanding Ordinary Shares. Under Rule 4350(c) of the Nasdaq Capital Market, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the Nasdaq Capital Market Rules, and the requirement that our compensation and nominating and corporate governance committees consist entirely of independent directors. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq Capital Market corporate governance requirements. Our status as a controlled company could cause our Class A Ordinary Shares to be less attractive to certain investors or otherwise harm our trading price.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (1) at least 75% of its gross income for such year consists of certain types of “passive” income; or (2) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income, or the asset test. Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets.

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Shares as well as the application of the PFIC rules.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations, assumptions, estimates or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or the negative of these terms, or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectations regarding our client base;

●	competition in our industry;

●	relevant government policies and regulations relating to our industry;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	overall industry and market performance;

●	changes in the laws that affect our operations;

●	our expectation regarding the use of proceeds from the offering;

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements; and

●	other factors set forth under “Risk Factors.”

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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USE OF PROCEEDS

All of the Class A Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for their respective accounts. We are not selling any securities under this prospectus. We will not receive any of the proceeds from these sales.

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DIVIDEND POLICY

On December 31, 2023, JFY Corporate paid a dividend of HK$2,500,000 (US$320,513) to Mr. Chan Chun Sing. We may declare or pay additional dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors , subject to compliance with applicable British Virgin Islands laws. Our Board of Directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our Board of Directors may deem relevant.

Subject to the BCA and our Articles of Association, our Board of Directors may authorize payment of a dividend to our shareholders at such time and of such an amount if they are satisfied, on reasonable grounds, that immediately after the distribution (a) we will be able to pay its debts as they fall due; and (b) the value of our assets exceeds our liabilities.

As we are a holding company incorporated in the BVI with no operating revenue or profit of our own, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BCA, a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

There are currently no income, withholding or capital gains taxes in the BVI applicable to us. Our shareholders will not be subject to any income, withholding or capital gains taxes in the BVI with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the BVI.

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CORPORATE HISTORY AND STRUCTURE

On October 10, 2024, we completed our initial public offering in which we issued and sold an aggregate of 1,400,000 Shares, at a price of US$4.00 per share, for gross proceeds of approximately US$5.6 million, before deducting commissions, expense allowance and expenses. Our Shares began trading on the Nasdaq Capital Market on October 9, 2024, under the symbol “CLIK”.

On April 3, 2025, we completed a public offering in which we issued and sold an aggregate of 13,800,000 Shares at a price of US$0.6 per share, for gross proceeds of approximately US$8.28 million, before deducting placement agent fees and other offering expenses.

On April 14, 2025, we held a general meeting during which six items of business were acted upon and approved by our Company’s shareholders. Our Company’s shareholders approved, by a resolution of members, to change the maximum number of shares our Company is authorized to issue from 500,000,000 shares of one class of US$0.0001 par value to 500,000,000 shares with no par value each divided into 450,000,000 Class A Ordinary Shares with no par value each; and 50,000,000 Class B Ordinary Shares with no par value each by re-designating and re-classifying. Each Class B Ordinary Share has twenty (20) votes per share, whereas each Class A Ordinary Share has one (1) vote per share. Our Company’s shareholders approved, by a resolution of members, that (a) the consolidation of the Company’s issued and unissued Class A Ordinary Shares and Class B Ordinary Shares at a ratio of not less than one (1)-for-twenty (20) and not more than one (1)-for-thirty (30), with the exact ratio to be set at a whole number within the range and the exact effective date to be determined by the Board of Directors in its sole discretion within one year after the date of passing of this resolution.

On May 30, 2025, our Company issued 2,682,000 Ordinary Shares to employees at the market price of US$0.532 per share under the 2025 Equity Incentive Plan.

On October 7, 2025, our Company announced the approval of the proposed 1-for-30 share consolidation of the Class A Ordinary Shares and Class B Ordinary Shares of no par value each (the “Share Consolidation”). On October 10, 2025, the Share Consolidation became effective.

On December 15, 2025, our Company filed a registration statement on Form F-1 for the offer and sell from time to time, an aggregate of 2,282460 Class A Ordinary Shares by the selling shareholder named therein.

As of the date of this prospectus, our Company is authorized to issue a maximum of 15,000,000 Class A Ordinary Shares with no par value each; and 1,666,666 Class B Ordinary Shares with no par value each. As of the date of this prospectus, the total number of Ordinary Shares outstanding is 8,563,033, comprising 7,435,986 Class A Ordinary Shares and 1,127,047 Class B Ordinary Shares.

The following diagram illustrates our corporate and shareholding structure as of the date of this prospectus:

As of the date of this prospectus, the ownership of our subsidiaries are as follows:

Name	Background	Ownership
Diligent Yield	Incorporated on October 1, 2021 under the laws of the BVI as an investment holding company.	100% owned by Click Holdings
Booming Voice	Incorporated on October 25, 2023 under the laws of the BVI as an investment holding company.	100% owned by Click Holdings
Top Spin	Incorporated on February 20, 2025 under the laws of the BVI as an investment holding company.	100% owned by Click Holdings
Performance Plus	Incorporated on July 1, 2014 under the laws of the BVI as an investment holding company.	80% owned by Top Spin

Name	Background	Ownership
Click Services	Incorporated on August 28, 2020 as a private company limited by shares under the laws of Hong Kong.	100% owned by Diligent Yield
JFY Corporate	Incorporated on May 8, 2017 as a private company limited by shares under the laws of Hong Kong.	100% owned by Booming Voice
Care U	Incorporated on December 3, 2014 as a private company limited by shares under the laws of Hong Kong.	100% owned by Performance Plus

As of the date of this prospectus, our Controlling Shareholders, through Circuit Delight Limited and Classic Impact Limited, and direct shareholdings, hold approximately 90.78% of the total voting power of Click Holdings. Because more than 50% of the voting power of the Company is held by a single entity, we are a controlled company under the Nasdaq Capital Market corporate governance rules.

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SELLING SHAREHOLDER

The Selling Shareholder may from time to time offer and sell any or all of the Class A Ordinary Shares pursuant to this prospectus. However, we cannot advise you as to whether the Selling Shareholder will, in fact, sell any or all of such Class A Ordinary Shares. In addition, the Selling Shareholder identified below may have sold, transferred or otherwise disposed of some or all of their Ordinary Shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. See the section titled “Plan of Distribution.”

This prospectus relates to the possible resale by the Selling Shareholder of up to 4,500,000 Class A Ordinary Shares. The Selling Shareholder may offer and sell, from time to time, any or all of the Class A Ordinary Shares being offered for resale by this prospectus. When we refer to “Selling Shareholder” in this prospectus, we refer to the person listed in the tables below, and the pledgees, donees, transferees, assignees, successors, and others who later come to hold any of the Selling Shareholder’s interest in our securities after the date of this prospectus.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of the Class A Ordinary Shares of the Selling Shareholder, the number of Class A Ordinary Shares that may be sold by the Selling Shareholder under this prospectus and the Class A Ordinary Shares that the Selling Shareholder will beneficially own after this offering. We have based percentage ownership on 7,435,986 Class A Ordinary Shares outstanding as of the date of this prospectus.

The Class A Ordinary Shares being registered for resale in connection with this offering will constitute a considerable percentage of our “public float” (defined as the number of our outstanding Ordinary Shares held by non-affiliates). The Selling Shareholder named herein beneficially owns 4,671,520 Class A Ordinary Shares which is equal to approximately 62.82% of our outstanding Class A Ordinary Shares, as of the date of the prospectus. The Selling Shareholder will be able to sell its Class A Ordinary shares for so long as the registration statement of which this prospectus forms a part is available for use.

Because the Selling Shareholder may dispose of all, none or some portion of its Class A Ordinary Shares, we cannot advise you as to whether the Selling Shareholder will in fact sell any or all of such Class A Ordinary Shares. No estimate can be given as to the number of securities that will be beneficially owned by the Selling Shareholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Class A Ordinary Shares covered by this prospectus will be beneficially owned by the Selling Shareholder and further assumed that the Selling Shareholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

	Class A Ordinary Shares
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Chan Chun Sing(1)	4,671,520	4,500,000	171,520	2.34
Total	4,671,520	4,500,000	171,520	2.34

(1)	Mr. Chan Chun Sing directly holds 4,606,000 Class A Ordinary Shares. Ms. Leung Wing Shan, spouse of Mr. Chan Chun Sing, beneficially owns 65,520 Class A Ordinary Shares through her 100% ownership of Classic Impact Limited. The registered address of Classic Impact Limited, a British Virgin Islands company, is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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PLAN OF DISTRIBUTION

The Class A Ordinary Shares offered by this prospectus are being offered by the Selling Shareholder. We are not selling any securities under this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholder of the Class A Ordinary Shares, although we would receive the proceeds from any cash exercise of such warrants. We will bear all fees and expenses incident to our obligation to register the Class A Ordinary Shares.

The Selling Shareholder may sell all or a portion of the Class A Ordinary Shares held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Class A Ordinary Shares are sold through underwriters or broker-dealers, the Selling Shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The Class A Ordinary Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Class A Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholder to include the pledgee, transferee or other successors in interest as Selling Shareholder under this prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell our Class A Ordinary Shares short and deliver these securities to close out it short positions, or loan or pledge the Class A Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Class A Ordinary Shares offered by them will be the purchase price of the Class A Ordinary Shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A Ordinary Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

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Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchase of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440, and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440. The Selling Shareholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved, and in no case will the maximum compensation received by any broker-dealer exceed seven percent (7%). The Selling Shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 or any other exemption from registration under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Any underwriters, agents, or broker-dealers, and any Selling Shareholder who are affiliates of broker-dealers, that participate in the sale of the Class A Ordinary Shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholder who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for our Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A Ordinary Shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

To the extent required, the number of our Class A Ordinary Shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A Ordinary Shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax, or legal services or any other expenses incurred by the Selling Shareholder in disposing of the Class A Ordinary Shares. We will bear all other costs, fees, and expenses in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our independent registered public accountants.

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DESCRIPTION OF SHARES AUTHORIZED TO ISSUE

We are a business company with limited liability incorporated under the laws of the British Virgin Islands and our affairs are governed by our Memorandum and Articles of Association, as amended from time to time and the BCA, and the common law of the British Virgin Islands.

The authorized shares of our Company consist of Class A Ordinary Shares and Class B Ordinary Shares. As of the date of this prospectus, our Company is authorized to issue a maximum of 16,666,666 shares of no par value each divided into (i) 15,000,000 Class A Ordinary Shares of no par value each; and (ii) 1,666,666 Class B Ordinary Shares of no par value each. As of the date of this prospectus, the total number of Ordinary Shares outstanding is 8,563,033, comprising 7,435,986 Class A Ordinary Shares and 1,127,047 Class B Ordinary Shares.

Our Memorandum and Articles of Association

The following are summaries of certain material provisions of our second amended and restated memorandum and articles of association (which in this section shall each be referred as the memorandum and the articles, and collective, the Memorandum and Articles of Association) and of the BCA, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles of Association, the objects of our Company are unrestricted, and we are capable of exercising all power and authority to carry out any object not prohibited by the BCA or any other law of the British Virgin Islands.

Ordinary Shares. Our Company is authorized to issue a maximum of 16,666,666 shares of no par value each divided into (i) 15,000,000 Class A Ordinary Shares of no par value each; and (ii) 1,666,666 Class B Ordinary Shares of no par value each. All of our issued Ordinary Shares are fully paid and non-assessable. Certificates evidencing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the British Virgin Islands may freely hold and vote their shares.

Conversion. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the BCA. Our Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the British Virgin Islands, our Company may pay a dividend if the Board of Directors are satisfied, on reasonable grounds that, immediately after the distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due.

Voting Rights. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of our Company. Any action required or permitted to be taken by the shareholders must be effected at a duly called annual or special meeting of the shareholders entitled to vote on such action and may be effected by a resolution in writing. At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share which such shareholder holds.

General Meetings of Shareholders. As a British Virgin Islands business company, we are not obliged by the BCA to call shareholders’ annual general meetings. We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of an annual general meeting or a special meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting to those persons whose names appear as shareholders in the register of members on the date of the notice and are entitled to vote at the meeting. Our Board of Directors shall call a special meeting upon the written request of shareholders holding at least 30% of our outstanding voting rights. In addition, our Board of Directors may call a special meeting of shareholders on its own motion. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90 percent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the votes of the Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. If present, the chair of our Board of Directors shall be the chair presiding at any meeting of the shareholders. If the chair of our board is not present then the shareholders present shall choose a shareholder to chair the meeting of shareholders. If there shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman.

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A corporation that is a shareholder shall be deemed for the purpose of our articles to be present in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Transfer of Ordinary Shares. Subject to the restrictions in our articles, the lock-up agreements as described below and applicable securities laws, any of our shareholders may transfer all or any of his or her Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our Board of Directors may resolve by resolution to refuse or delay the registration of the transfer of any Ordinary Shares. If our Board of Directors resolves to refuse or delay any transfer, it shall specify the reasons for such refusal in the resolution. Our directors may not resolve or refuse or delay the transfer of the Ordinary Shares unless (a) the Ordinary Shares are not fully paid up or on which our Company has a lien; (b) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred exceeds four; or (c) such refusal or delay is deemed necessary or advisable in our view or that of our legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable, corporate, securities and other laws and regulations.

Liquidation. As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BCA, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders.

Calls on Shares and Forfeiture of Shares. Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least fourteen days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued shares have been fully paid in accordance with the terms of its issuance and subscription, our Board of Directors shall not have the right to make calls on such fully paid shares and such fully paid shares shall not be subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the provisions of the BCA, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by our Memorandum and Articles of Association and subject to any applicable requirements imposed from time to time by, the BCA, the SEC, the NASDAQ Capital Market, or by any recognized stock exchange on which our securities are listed. Our Company may also repurchase any of our shares on such terms and in such manner as have been approved by our Board of Directors (and subject to the written consent of all the shareholders whose shares are to be purchased). In addition, our Company may accept the surrender of any fully paid share for no consideration. See “Where You Can Find Additional Information.”

Variations of Rights of Shares. All or any of the special rights attached to any class of shares may, subject to the provisions of the BCA, be amended with a consent in writing or pursuant to a resolution passed at a meeting by the holders of more than fifty percent of the issued shares in that class.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our Board of Directors to issue authorized but unissued Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available.

Inspection of Books and Records. Under BVI Law, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our Memorandum and Articles of Association (as may be amended from time to time), (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members (shareholders), and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find Additional Information.”

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Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our Board of Directors to issue preference shares in one or more series (to the extent authorized but unissued) and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under British Virgin Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598.

Differences in Corporate Law

The BCA is derived, to a large extent, from the older BCAs of England but does not follow recent English statutory enactments and accordingly there are significant differences between the BCA and the current BCA of England. In addition, the BCA differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the BCA applicable to us and the laws applicable to companies incorporated in the State of Delaware in the U.S. and their shareholders.

Mergers and Similar Arrangements. Under the laws of the BVI, two or more companies may merge or consolidate in accordance with Section 170 of the BCA. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders.

While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by our Company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation.

The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration.

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After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI.

A shareholder may dissent from a mandatory redemption of his or her shares, an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his or her shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder within 20 days (from the date of notice) who gave written objection. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BCA to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder.

Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his or her shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent.

Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his or her shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have thirty days to agree upon the price. If the company and a shareholder fail to agree on the price within the thirty days, then the company and the shareholder shall, within twenty days immediately following the expiration of the thirty-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits. There are both statutory and common law remedies available to our shareholders as a matter of BVI law. These are summarized below:

●	Prejudiced members: A shareholder who considers that the affairs of a company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BCA, inter alia, for an order that his or her shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BCA or our Memorandum and Articles of Association be set aside. There is no similar provision under Delaware law.

●	Derivative actions: Section 184C of the BCA provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company. Under Delaware law, a stockholder is eligible to bring a derivative action if the holder held stock at the time of the challenged wrongdoing and continues from that time to hold stock throughout the course of the litigation.

This is the “continuous ownership” rule, which is a requirement for a stockholder to bring and maintain a derivative action. The law also requires the stockholder first to demand the Board of Directors of the corporation to assert the claims or the stockholder must state in the derivative action particular reasons why making such a demand would be futile.

●	Just and equitable winding up: In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down. Under Delaware law the court can use its equitable power of dissolution and appoint a receiver when fraud and gross mismanagement by corporate officers cause real imminent danger of great loss, and cannot be otherwise prevented.

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Indemnification of Directors and Executive Officers and Limitation of Liability. British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of British Virgin Islands law, a director of a British Virgin Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a British Virgin Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the British Virgin Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Our Memorandum and Articles of Association does permit shareholders to act by written consent.

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Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the Board of Directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The BCA does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding at least 30% of the voting rights of our Company at general meetings to requisition a meeting of shareholders, in which case our board is obliged to convene a meeting of shareholders and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders with any other right to put proposals before meetings of shareholders. As a British Virgin Islands business company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a Board of Directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our articles, subject to certain restrictions as contained therein, directors can be removed from office, with or without cause, by a resolution of shareholders passed at a meeting of shareholders called for the purposes of removing the director or for purposes including the removal of the director or by written resolution passed by at least 75 percent of the vote of the shareholders entitled to vote or by a resolution of directors of our Company.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the Board of Directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s Board of Directors.

British Virgin Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although British Virgin Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the Board of Directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the Board of Directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under British Virgin Islands law and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or by resolution of directors.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our articles, the rights attached to any class of shares may only be varied, whether or not our Company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the issued shares in that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under British Virgin Islands law, our Memorandum and Articles of Association may be amended by a resolution of shareholders and, subject to certain exceptions, by a resolution of directors. Any amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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EXPENSES RELATED TO THE OFFERING

The following table sets forth the costs and expenses payable by us in connection with the offer and sale of Shares in this offering.

Itemized expense	Amount
SEC registration fee	$882
Legal fees and expenses	22,500
Accounting fees and expenses	5,400
Miscellaneous	5,000
Total	$33,782

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LEGAL MATTERS

We are represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The validity of the Class A Ordinary Shares offered hereby and certain legal matters as to BVI law will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements as of June 30, 2025, 2024 and for the years ended June 30, 2025 and December 31, 2023, incorporated in this prospectus by reference from the Annual Report on Form 20-F as of June 30, 2025 have been audited by SFAI Malaysia PLT and are so included in reliance on the report of SFAI Malaysia PLT, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of SFAI Malaysia PLT is located at Block C2-G, Ground Floor, Setiawalk, Persiaran Wawasan, 47160 Puchong, Selangor, Malaysia.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Shares. This prospectus, which constitutes part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted from this prospectus, and you should refer to the registration statement and its exhibits and schedules for that information. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and under those requirements we file reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the financial statements and other information included in the documents listed below:

●	Our Annual Report on Form 20-F as of June 30, 2025, as filed with the SEC on October 24, 2025;
●	Our reports of foreign private issuer on Form 6-K as filed with the SEC on March 13, 2026, April 21, 2026, April 28, 2026, May 11, 2026, May 29, 2026, June 4, 2026 and June 8, 2026; and
●	Our Registration Statements on Form F-1 as filed with the SEC on December 15, 2025, September 3, 2024 and March 27, 2025 (to the extent expressly incorporated by reference into our effective registration statements filed by us under the Securities Act).

The financial statements included in the Form 20-F that are incorporated by reference into this prospectus are as follows:

●	Report of Independent Registered Public Accounting Firm (PCAOB ID: 07167);
●	Consolidated Balance Sheets as of June 30, 2024 and 2025;
●	Consolidated Statements of Operations for the year ended December 31, 2023, the six months ended June 30, 2024 and the year ended June 30, 2025;
●	Consolidated Statement of Charges in Equity for the year ended December 31, 2023, the six months ended June 30, 2024 and the year ended June 30, 2025
●	Consolidated Statements of Cash Flows for the year ended December 31, 2023, the six months ended June 30, 2024 and the year ended June 30, 2025; and
●	Notes to the Consolidated Financial Statements.

These documents are also available on the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/2020027/000149315225019286/form20-f.htm.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. As you read the above documents, you may find inconsistencies in information from one document to another. This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a documents states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Click Holdings Limited, Unit 1709-11, 17/F, Tower 2, The Gateway, Harbour City, Kowloon, Hong Kong, telephone number: +852 2691 8200.

You also may access the incorporated reports and other documents referenced above on our website at www.clicksc.com.hk. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

British Virgin Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association, as adopted by resolution of members on April 14, 2025 and filed on April 23, 2025, provide that, to the extent permitted by law, we shall indemnify, hold harmless and exonerate against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of our Company; or

(b)	is or was, at the request of our Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

We have issued the following securities which were not registered under the Securities Act of 1933, as amended (the “Securities Act”). We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

In January and February 2024, as a result of series of share allotment and subscription agreements, and in relation to certain sale and purchase agreements, a total of 50,000 of the Company’s Ordinary Shares were distributed to seven BVI entities as our initial securities owners, including our majority shareholders Circuit Delight Limited and Classic Impact Limited, entities owned by our Chairman and Chief Executive Officer and his wife. The sales and allotments were completed in a series of transactions as follows:

On January 31, 2024, the Company allotted and issued 50,000 Ordinary Shares at par value of US$1.00 each of the Company to Mr. Chan Chun Sing, being the entire share capital of the Company at the time. As part of the Reorganization, on February 3, 2024, Mr. Chan transferred such 50,000 Ordinary Shares to Circuit Delight Limited for 500 shares in Circuit Delight Limited.

As part of the Reorganization, on February 4, 2024, Circuit Delight Limited surrendered 49,500 Shares to the Company, Circuit Delight Limited then held 500 Ordinary Shares of the Company as a result. On the same date, Circuit Delight Limited entered into an agreement with the Company for the sale and purchase of Booming Voice Limited, pursuant to which the Company allotted and issued 8,000 Ordinary Shares, credited as fully paid, to Circuit Delight Limited.

As part of the Reorganization, on February 5, 2024, Ms. Leung Wing Shan, spouse of Mr. Chan, entered into an agreement for sale and purchase of Diligent Yield Limited with the Company, pursuant to which the Company allotted and issued 1,500 Ordinary Shares, credited as fully paid, to Classic Impact Limited.

And on February 6, 2024, the Company allotted and issued to each of Circuit Delight Limited and Classic Impact Limited 32,740 and 5,780 Ordinary Shares, at par value of $1.0 each, credited as fully paid.

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Following the completion of the Reorganization, 85% (41,240 Ordinary Shares, equivalent to 11,134,400 Ordinary Shares after taking effect of the Share Subdivision and the Share Surrender as discussed below) was held by Circuit Delight Limited and 15% (7,280 Shares, equivalent to 1,965,600 Ordinary Shares after taking effect of the Share Subdivision and the Share Surrender as discussed below) was held by Classic Impact Limited.

On February 7, 2024, the Company then entered into a series of subscription agreements for the sale of the Company’s Ordinary Shares with each of Solid Attack Limited, Massive Pride Limited and Ahead Champion Limited, all BVI companies, pursuant to which the Company allotted and issued 1,480 Ordinary Shares (equivalent to 400,000 Ordinary Shares after taking effect of the Share Subdivision and the Share Surrender as discussed below) at a purchase price of approximately $346.50 per Share (equivalent to $1.282 per Share after taking effect of the Share Subdivision and the Share Surrender as discussed below).

On February 7, 2024, Circuit Delight Limited entered into a sale and purchase agreement for the sale of the Company’s Ordinary Shares with each of Tactical Command Limited and Happy Blazing Limited, pursuant to which Circuit Delight Limited sold a total of 4,900 Ordinary Shares (equivalent to 1,323,000 Ordinary Shares after taking effect of the Share Subdivision and the Share Surrender as discussed below) at a per share purchase price of approximately $346.50 per Share (equivalent to $1.282 per Share after taking effect of the Share Subdivision and the Share Surrender as discussed below).

On August 16, 2024, the Company resolved to subdivide each issued and unissued Share into 10,000 Shares (the “Share Subdivision”), thus authorizing the issuance of a maximum of 500,000,000 Shares, of par value US$0.0001 per share. Immediately upon the Share Subdivision, Circuit Delight Limited, Classic Impact Limited, Tactical Command Limited, Happy Blazing Limited, Solid Attack Limited, Massive Pride Limited and Ahead Champion Limited surrendered 353,588,600 Shares, 70,834,400 Shares, 23,838,500 Shares, 23,838,500 Shares, 5,400,000 Shares, 5,400,000 Shares and 3,600,000 Shares to the Company, respectively (the “Share Surrender”). As a result, following the Share Surrender, Circuit Delight Limited, Classic Impact Limited, Tactical Command Limited, Happy Blazing Limited, Solid Attack Limited, Massive Pride Limited and Ahead Champion Limited held 9,811,400 Shares, 1,965,600 Shares, 661,500 Shares, 661,500 Shares, 150,000 Shares, 150,000 Shares and 100,000 Shares of par value US$0.0001 in the Company, respectively.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the CFS or the notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes to provide to the placement agents at the closing specified in the placement agency agreement certificates in such denominations and registered in such names as required by the placement agents to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 of Form 6-K filed with the Securities and Exchange Commission on April 30, 2025)
4.1	Specimen certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of the registration statement on Form S-8, filed with the Securities and Exchange Commission on April 29, 2025)
5.1	Opinion of Ogier regarding the validity of the Shares being registered*
10.1	Tenancy Agreement, dated July 26, 2022, between Click Services Limited, JFY CPA Limited and Harbour City Estates Limited (incorporated by reference to Exhibit 10.1 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
10.2	Banking Facilities dated March 31, 2023 between Click Services Limited and DBS Bank (Hong Kong) Limited (incorporated by reference to Exhibit 10.2 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
10.5	Employment Agreement, dated August 1, 2024, between the Company and Chan Chun Sing (incorporated by reference to Exhibit 10.5 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
10.6	Form of Director Letter between the Company and its independent directors (incorporated by reference to Exhibit 10.6 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
10.7	Form of Employment Agreement between the Company and its executive officers (incorporated by reference to Exhibit 10.7 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
21.1	List of subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of the registration statement on Form F-1 (file no. 333-292135), as amended, filed with the Securities and Exchange Commission on December 15, 2025)
23.1	Consent of SFAI Malaysia PLT*
23.2	Consent of Ogier (included in Exhibit 5.1)*
24.1	Power of Attorney (included in the signature page to the Form F-1)
99.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 99.1 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
99.2	Insider Trading Policy (incorporated by reference to Exhibit 99.2 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
99.3	Clawback Policy (incorporated by reference to Exhibit 99.3 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
99.4	Audit Committee Charter (incorporated by reference to Exhibit 99.4 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
99.5	Nominating Committee Charter (incorporated by reference to Exhibit 99.5 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
99.6	Compensation Committee Charter (incorporated by reference to Exhibit 99.6 of the registration statement on Form F-1/A (file no. 333-280522), as amended, filed with the Securities and Exchange Commission on September 3, 2024)
107	Calculation of Filing Fee Table*

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on July 14, 2026.

CLICK HOLDINGS LIMITED

By:	/s/ Chan Chun Sing
Chan Chun Sing
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Chan Chun Sing, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Chan Chun Sing	Chairman,	July 14, 2026
Chan Chun Sing	Director, Chief Executive Officer
(Principal Executive Officer)

/s/ Siu Iu	Chief Financial Officer	July 14, 2026
Siu Iu	(Principal Accounting and Financial Officer)

/s/ Tse Wah Ping	Director	July 14, 2026
Tse Wah Ping

/s/ Chik Wai Chun	Director	July 14, 2026
Chik Wai Chun

/s/ Lam Kai Yuen	Director	July 14, 2026
Lam Kai Yuen

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE U.S.

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on July 14, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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